For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

TUESDAY, JULY 27, 2021

IDEX REPORTS SECOND QUARTER RESULTS; RAISES FULL YEAR GUIDANCE

NORTHBROOK, IL, JULY 27 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended June 30, 2021.

Second Quarter 2021 Highlights
•Record orders of $751.0 million up 44 percent overall and 39 percent organically compared to Q2 2020
•Record sales of $685.9 million up 22 percent overall and 17 percent organically compared to Q2 2020
• Reported operating margin was 23.1 percent with adjusted operating margin of 24.4 percent
• Reported EPS was $1.34 with adjusted EPS of $1.61
•Full year adjusted EPS guidance raised to $6.26 to $6.36 compared to prior guidance of $6.05 to $6.20
•Finalized the termination of the U.S. pension plan and refinanced the 4.2% Senior Notes to 2.625%
•Completed the acquisition of Airtech Group, Inc., US Valve Corporation and related entities (Airtech)

Second Quarter 2021
Orders of $751.0 million were up 44 percent compared with the prior year period (+39 percent organic, +1 percent acquisitions/divestitures and +4 percent foreign currency translation).

Sales of $685.9 million were up 22 percent compared with the prior year period (+17 percent organic, +1 percent acquisitions/divestitures and +4 percent foreign currency translation).
Gross margin of 44.6 percent was up 280 basis points compared with the prior year period primarily as a result of higher volume and price capture, partially offset by inflation and supply chain constraints. Excluding the $1.8 million pre-tax fair value inventory step-up charge related to our first quarter acquisition of ABEL Pumps, L.P. and certain of its affiliates (ABEL Pumps), adjusted gross margin of 44.9 percent was up 230 basis points compared with the adjusted prior year period.

Operating income of $158.3 million resulted in an operating margin of 23.1 percent, which was up 340 basis points compared with the prior year period primarily as a result of higher volume and price capture, partially offset by inflation, supply chain constraints, a recovery in discretionary spending and a charge related to recording a contingent reserve for a Corporate transaction indemnity. Excluding the $1.8 million pre-tax fair value inventory step-up charge, $3.1 million of restructuring expenses and asset impairments and the $3.9 million charge related to recording a contingent reserve for a Corporate transaction indemnity, adjusted operating income was $167.1 million with an adjusted operating margin of 24.4 percent, up 330 basis points compared with the adjusted prior year period.

Provision for income taxes of $27.7 million in the second quarter of 2021 resulted in an effective tax rate (ETR) of 21.3 percent, which was lower than the prior year period ETR of 22.7 percent primarily due to benefits from foreign sourced income in the second quarter of 2021.

Net income attributable to IDEX was $102.2 million, which resulted in EPS attributable to IDEX of $1.34. Excluding the fair value inventory step-up charge, restructuring expenses and asset impairments, the charge related to recording a contingent reserve for a Corporate transaction indemnity, loss on early debt redemption and the noncash loss related to the termination of the U.S. pension plan, adjusted EPS attributable to IDEX was $1.61, an increase of 51 cents, or 46.4 percent, from the prior year period. EBITDA of $165.5 million was 24.1 percent of sales and covered interest expense by almost 15 times. Adjusted EBITDA of $192.6 million was 28.1 percent of sales and covered interest expense by over 17 times.

Cash from operations of $136.3 million was down 20 percent from the prior year period primarily due to volume driven increases in working capital and timing of tax payments, partially offset by higher earnings, and was 133 percent of net income attributable to IDEX. Cash from operations led to free cash flow of $120.3 million, which was down 25 percent from the prior year period and was 98 percent of adjusted net income attributable to IDEX.

“Our recovery from the COVID-19 pandemic continues as orders of $751 million and sales of $686 million reached record levels in the second quarter. Backlog is at a record level resulting from strong demand across all segments and geographies, with $65 million added in the second quarter. I want to thank all IDEX team members across the globe who are dealing with many obstacles associated with this recovery. Global supply chain constraints, component shortages and inflation are daily challenges, but the teams continue to deliver for our customers, and IDEX continues to perform extremely well. Our price capture continues to outpace material inflation and we drove strong flow through of 39 percent, resulting in an adjusted operating margin of 24.4 percent and a record adjusted EPS of $1.61.

We deployed a significant amount of capital in the first half of the year. We invested over $575 million in M&A, including the acquisition of Airtech in the second quarter. We also raised our quarterly dividend by 8 percent to $0.54 per share and increased capital spending in our businesses by 45 percent compared to the first half of 2020. Our balance sheet remains healthy as we have over $2.0 billion available to us for potential investments in additional strategic M&A and organic growth initiatives over the next 12 months.

Based on the continued strength in orders across our portfolio, record backlog and incremental pricing actions, we are now projecting 11 to 12 percent organic sales growth for the full year 2021, with a 14 to 16 percent organic sales increase in the third quarter. Full year 2021 adjusted EPS is now projected to be $6.26 to $6.36, with third quarter adjusted EPS of $1.57 to $1.61. This includes 6 cents in the second half of the year attributable to the Airtech acquisition.”

Eric D. Ashleman
Chief Executive Officer and President

Second Quarter 2021 Segment Highlights

Fluid & Metering Technologies
•Sales of $251.3 million reflected a 15 percent increase compared to the second quarter of 2020 (+8 percent organic, +4 percent acquisition and +3 percent foreign currency translation).
•Operating income of $63.5 million resulted in an operating margin of 25.3 percent, which was up 210 basis points compared with the prior year period primarily due to higher volume, price capture and favorable mix, partially offset by inflation, supply chain constraints and a recovery in discretionary spending. Excluding the $1.8 million pre-tax fair value inventory step-up charge and $1.9 million of restructuring expenses and asset impairments, adjusted operating income was $67.2 million with an adjusted operating margin of 26.7 percent, a 70 basis point increase compared to the prior year period.
•EBITDA of $65.8 million resulted in an EBITDA margin of 26.2 percent. Excluding the $1.8 million pre-tax fair value inventory step-up charge, $1.9 million of restructuring expenses and asset impairments and a $6.3 million noncash loss related to the termination of the U.S. pension plan, adjusted EBITDA of $75.9 million resulted in an adjusted EBITDA margin of 30.2 percent, a 110 basis point increase compared to the prior year period.

Health & Science Technologies
•Sales of $275.0 million reflected a 28 percent increase compared to the second quarter of 2020 (+25 percent organic, -1 percent divestiture and +4 percent foreign currency translation).
•Operating income of $76.0 million resulted in an operating margin of 27.6 percent, which was up 530 basis points compared with the prior year period primarily due to higher volume, price capture and favorable mix, partially offset by inflation, supply chain constraints and a recovery in discretionary spending. Excluding $0.4 million of restructuring expenses and asset impairments, adjusted operating income was $76.4 million with an adjusted operating margin of 27.8 percent, a 500 basis point increase compared to the prior year period.
•EBITDA of $88.2 million resulted in an EBITDA margin of 32.1 percent. Excluding $0.4 million of restructuring expenses and asset impairments, adjusted EBITDA of $88.6 million resulted in an adjusted EBITDA margin of 32.2 percent, a 500 basis point increase compared to the prior year period.

Fire & Safety/Diversified Products
•Sales of $160.8 million reflected a 27 percent increase compared to the second quarter of 2020 (+22 percent organic and +5 percent foreign currency translation).
•Operating income of $42.8 million resulted in an operating margin of 26.6 percent, which was up 390 basis points compared with the prior year period primarily as a result of higher volume and price capture, partially offset by inflation, supply chain constraints and a recovery in discretionary spending. Excluding $0.1 million of restructuring expenses and asset impairments, adjusted operating income was $42.9 million with an adjusted operating margin of 26.7 percent, a 350 basis point increase compared to the prior year period.
•EBITDA of $44.6 million resulted in an EBITDA margin of 27.7 percent. Excluding $0.1 million of restructuring expenses and asset impairments and a $1.8 million noncash loss related to the termination of the U.S. pension plan, adjusted EBITDA of $46.5 million resulted in an adjusted EBITDA margin of 28.9 percent, a 280 basis point increase compared to the prior year period.

Corporate Costs
Corporate costs increased to $24.0 million in the second quarter of 2021 from $17.2 million in the second quarter of 2020 primarily as a result of the charge related to recording a contingent reserve for a Corporate transaction indemnity as well as higher professional fees related to acquisitions and a strategy project.

Debt Offering and Redemption
On May 17, 2021, the Company completed a public offering of $500.0 million 2.625% Senior Notes due June 15, 2031. The net proceeds from the offering were $494.8 million. The net proceeds were used to redeem and repay the $350.0 million 4.2% Senior Notes due December 15, 2021 and the related “make-whole” redemption premium of $6.7 million, with the remaining balance used for general corporate purposes. The Company also recognized $1.9 million of deferred costs related to the 4.2% Senior Notes for a total loss on early debt redemption of $8.6 million, which was recorded within Other (income) expense - net.

Acquisition
On June 14, 2021, the Company acquired Airtech. Airtech designs and manufactures a wide range of highly-engineered pressure technology products, including vacuum pumps, regenerative blowers, compressor systems and valves for a variety of end markets, including alternative energy, food processing, medical, packaging and transportation. Headquartered in Rutherford, New Jersey, with manufacturing operations in Werneck, Germany and Shenzhen, China, Airtech operates in our Performance Pneumatic Technologies reporting unit within the Health & Science Technologies segment.

Airtech was acquired for cash consideration of $469.3 million. The entire purchase price was funded with cash on hand.

Termination of U.S. Pension Plan
On June 17, 2021, the Company settled its remaining obligations under the U.S. pension plan through a combination of lump-sum payments to eligible participants who elected them, and through the purchase of annuities from Legal and General, an A rated third-party insurer. The Company recognized a net loss of $9.7 million which was recorded within Other (income) expense - net. The net loss consisted of $10.7 million related to previously deferred pension related costs, partially offset by $1.0 million related to an increase in plan assets remaining after the settlement.

Non-GAAP Measures of Financial Performance
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The Company supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision-making because certain of these adjusted metrics exclude items not reflective of ongoing operations, such as fair value inventory step-up charges, restructuring expenses and asset impairments, loss on early debt redemption, noncash loss related to the termination of the U.S. pension plan and a charge related to recording a contingent reserve for a Corporate transaction indemnity. Reconciliations of non-GAAP financial performance metrics to their most comparable GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. The Company does not provide forward-looking guidance for EPS on a GAAP basis because it is unable to predict certain items contained in the GAAP measure without unreasonable efforts. These items may include restructuring expenses and asset impairments, special tax items, acquisition-related transaction costs and certain other unusual adjustments. There were no adjustments to GAAP financial performance metrics other than the items noted below.
•Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture and the impact of foreign currency translation.
•Adjusted gross profit is calculated as gross profit plus fair value inventory step-up charges.
•Adjusted gross margin is calculated as adjusted gross profit divided by net sales.
•Adjusted operating income is calculated as operating income plus fair value inventory step-up charges plus restructuring expenses and asset impairments plus a charge related to recording a contingent reserve for a Corporate transaction indemnity.
•Adjusted operating margin is calculated as adjusted operating income divided by net sales.
•Adjusted net income is calculated as net income plus fair value inventory step-up charges plus restructuring expenses and asset impairments plus a charge related to recording a contingent reserve for a Corporate transaction indemnity plus the loss on early debt redemption plus the noncash loss related to the termination of the U.S. pension plan, net of the statutory tax expense or benefit.
•Adjusted EPS is calculated as adjusted net income divided by the diluted weighted average shares outstanding.
•EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconcile EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.
•EBITDA interest coverage is calculated as EBITDA divided by consolidated interest expense.
•Adjusted EBITDA is calculated as EBITDA plus fair value inventory step-up charges plus restructuring expenses and asset impairments plus a charge related to recording a contingent reserve for a Corporate transaction indemnity plus the loss on early debt redemption plus the noncash loss related to the termination of the U.S. pension plan.
•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales.

•Adjusted EBITDA interest coverage is calculated as Adjusted EBITDA divided by consolidated interest expense.
•Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended June 30, 2021				Six Months Ended June 30, 2021
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	15%	28%	27%	22%	11%	19%	18%	16%
- Net impact from acquisitions/divestitures	4%	(1%)	—%	1%	3%	—%	—%	1%
- Impact from FX	3%	4%	5%	4%	3%	3%	4%	4%
Change in organic net sales	8%	25%	22%	17%	5%	16%	14%	11%

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Margin (dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Gross profit	$306,072	$234,800	$598,695	$506,756
+ Fair value inventory step-up charge	1,822	4,107	2,486	4,107
Adjusted gross profit	$307,894	$238,907	$601,181	$510,863

Net sales	$685,947	$561,249	$1,337,983	$1,155,711

Gross margin	44.6%	41.8%	44.7%	43.8%
Adjusted gross margin	44.9%	42.6%	44.9%	44.2%

Table 3: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in thousands)

	Three Months Ended June 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$63,467	$75,963	$42,797	$(23,971)	$158,256	$50,938	$48,007	$28,837	$(17,188)	$110,594
+ Restructuring expenses and asset impairments	1,910	442	119	665	3,136	1,848	1,184	641	168	3,841
+ Fair value inventory step-up charge	1,822	—	—	—	1,822	4,107	—	—	—	4,107
+ Corporate transaction indemnity	—	—	—	3,900	3,900	—	—	—	—	—
Adjusted operating income (loss)	$67,199	$76,405	$42,916	$(19,406)	$167,114	$56,893	$49,191	$29,478	$(17,020)	$118,542

Net sales (eliminations)	$251,277	$275,012	$160,812	$(1,154)	$685,947	$219,112	$215,668	$127,076	$(607)	$561,249

Reported operating margin	25.3%	27.6%	26.6%	n/m	23.1%	23.2%	22.3%	22.7%	n/m	19.7%
Adjusted operating margin	26.7%	27.8%	26.7%	n/m	24.4%	26.0%	22.8%	23.2%	n/m	21.1%

	Six Months Ended June 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$126,364	$142,613	$87,357	$(42,531)	$313,803	$117,709	$100,650	$66,874	$(34,698)	$250,535
+ Restructuring expenses and asset impairments	2,853	1,067	216	1,228	5,364	1,848	1,184	641	168	3,841
+ Fair value inventory step-up charge	2,486	—	—	—	2,486	4,107	—	—	—	4,107
+ Corporate transaction indemnity	—	—	—	3,900	3,900	—	—	—	—	—
Adjusted operating income (loss)	$131,703	$143,680	$87,573	$(37,403)	$325,553	$123,664	$101,834	$67,515	$(34,530)	$258,483

Net sales (eliminations)	$494,642	$525,381	$320,296	$(2,336)	$1,337,983	$445,973	$439,727	$271,400	$(1,389)	$1,155,711

Reported operating margin	25.5%	27.1%	27.3%	n/m	23.5%	26.4%	22.9%	24.6%	n/m	21.7%
Adjusted operating margin	26.6%	27.3%	27.3%	n/m	24.3%	27.7%	23.2%	24.9%	n/m	22.4%

Table 4: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reported net income attributable to IDEX	$102,195	$70,864	$214,903	$172,862
+ Restructuring expenses and asset impairments	3,136	3,841	5,364	3,841
+ Tax impact on restructuring expenses and asset impairments	(756)	(837)	(1,289)	(837)
+ Fair value inventory step-up charge	1,822	4,107	2,486	4,107
+ Tax impact on fair value inventory step-up charge	(547)	(932)	(746)	(932)
+ Loss on early debt redemption	8,561	8,421	8,561	8,421
+ Tax impact on loss on early debt redemption	(1,841)	(1,912)	(1,841)	(1,912)
+ Termination of the U.S. pension plan	9,688	—	9,688	—
+ Tax impact on termination of the U.S. pension plan	(2,083)	—	(2,083)	—
+ Corporate transaction indemnity	3,900	—	3,900	—
+ Tax impact on Corporate transaction indemnity	(839)	—	(839)	—
Adjusted net income attributable to IDEX	$123,236	$83,552	$238,104	$185,550

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reported diluted EPS attributable to IDEX	$1.34	$0.93	$2.81	$2.27
+ Restructuring expenses and asset impairments	0.04	0.05	0.07	0.05
+ Tax impact on restructuring expenses and asset impairments	(0.01)	(0.01)	(0.02)	(0.01)
+ Fair value inventory step-up charge	0.02	0.05	0.03	0.05
+ Tax impact on fair value inventory step-up charge	(0.01)	(0.01)	(0.01)	(0.01)
+ Loss on early debt redemption	0.11	0.11	0.11	0.11
+ Tax impact on loss on early debt redemption	(0.02)	(0.02)	(0.02)	(0.02)
+ Termination of the U.S. pension plan	0.13	—	0.13	—
+ Tax impact on termination of the U.S. pension plan	(0.03)	—	(0.03)	—
+ Corporate transaction indemnity	0.05	—	0.05	—
+ Tax impact on Corporate transaction indemnity	(0.01)	—	(0.01)	—
Adjusted diluted EPS attributable to IDEX	$1.61	$1.10	$3.11	$2.44

Diluted weighted average shares outstanding	76,429	75,937	76,385	76,198

Table 5: Reconciliations of EBITDA to Net Income (dollars in thousands)

	Three Months Ended June 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$63,467	$75,963	$42,797	$(23,971)	$158,256	$50,938	$48,007	$28,837	$(17,188)	$110,594
- Other (income) expense - net	5,575	291	2,054	9,255	17,175	(82)	472	123	5,947	6,460
+ Depreciation and amortization	7,953	12,534	3,851	111	24,449	6,809	9,917	3,796	104	20,626
EBITDA	65,845	88,206	44,594	(33,115)	165,530	57,829	57,452	32,510	(23,031)	124,760
- Interest expense					11,205					12,439
- Provision for income taxes					27,697					20,831
- Depreciation and amortization					24,449					20,626
Reported net income					$102,179					$70,864

Net sales (eliminations)	$251,277	$275,012	$160,812	$(1,154)	$685,947	$219,112	$215,668	$127,076	$(607)	$561,249

Reported operating margin	25.3%	27.6%	26.6%	n/m	23.1%	23.2%	22.3%	22.7%	n/m	19.7%
EBITDA margin	26.2%	32.1%	27.7%	n/m	24.1%	26.4%	26.6%	25.6%	n/m	22.2%
EBITDA interest coverage					14.8					10.0

	Six Months Ended June 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$126,364	$142,613	$87,357	$(42,531)	$313,803	$117,709	$100,650	$66,874	$(34,698)	$250,535
- Other (income) expense - net	5,584	(54)	1,783	9,014	16,327	684	(59)	(192)	7,592	8,025
+ Depreciation and amortization	15,006	23,047	7,723	217	45,993	12,207	20,576	7,555	285	40,623
EBITDA	135,786	165,714	93,297	(51,328)	343,469	129,232	121,285	74,621	(42,005)	283,133
- Interest expense					21,981					23,316
- Provision for income taxes					60,644					46,332
- Depreciation and amortization					45,993					40,623
Reported net income					$214,851					$172,862

Net sales (eliminations)	$494,642	$525,381	$320,296	$(2,336)	$1,337,983	$445,973	$439,727	$271,400	$(1,389)	$1,155,711

Reported operating margin	25.5%	27.1%	27.3%	n/m	23.5%	26.4%	22.9%	24.6%	n/m	21.7%
EBITDA margin	27.5%	31.5%	29.1%	n/m	25.7%	29.0%	27.6%	27.5%	n/m	24.5%
EBITDA interest coverage					15.6					12.1

Table 6 : Reconciliations of EBITDA to Adjusted EBITDA (dollars in thousands)

	Three Months Ended June 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$65,845	$88,206	$44,594	$(33,115)	$165,530	$57,829	$57,452	$32,510	$(23,031)	$124,760
+ Restructuring expenses and asset impairments	1,910	442	119	665	3,136	1,848	1,184	641	168	3,841
+ Fair value inventory step-up charge	1,822	—	—	—	1,822	4,107	—	—	—	4,107
+ Loss on early debt redemption	—	—	—	8,561	8,561	—	—	—	8,421	8,421
+ Termination of the U.S. pension plan	6,293	—	1,782	1,613	9,688	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	3,900	3,900	—	—	—	—	—
Adjusted EBITDA	$75,870	$88,648	$46,495	$(18,376)	$192,637	$63,784	$58,636	$33,151	$(14,442)	$141,129

Adjusted EBITDA margin	30.2%	32.2%	28.9%	n/m	28.1%	29.1%	27.2%	26.1%	n/m	25.1%
Adjusted EBITDA interest coverage					17.2					11.3

	Six Months Ended June 30,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$135,786	$165,714	$93,297	$(51,328)	$343,469	$129,232	$121,285	$74,621	$(42,005)	$283,133
+ Restructuring expenses and asset impairments	2,853	1,067	216	1,228	5,364	1,848	1,184	641	168	3,841
+ Fair value inventory step-up charge	2,486	—	—	—	2,486	4,107	—	—	—	4,107
+ Loss on early debt redemption	—	—	—	8,561	8,561	—	—	—	8,421	8,421
+ Termination of the U.S. pension plan	6,293	—	1,782	1,613	9,688	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	3,900	3,900	—	—	—	—	—
Adjusted EBITDA	$147,418	$166,781	$95,295	$(36,026)	$373,468	$135,187	$122,469	$75,262	$(33,416)	$299,502

Adjusted EBITDA margin	29.8%	31.7%	29.8%	n/m	27.9%	30.3%	27.9%	27.7%	n/m	25.9%
Adjusted EBITDA interest coverage					17.0					12.8

(1) EBITDA, a non-GAAP financial measure, is reconciled to net income, its most directly comparable GAAP financial measure, immediately above in Table 5.

Table 7: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (in thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
Cash flows from operating activities	$136,272	$169,453	$109,324	$245,596	$254,213
- Capital expenditures	15,984	8,323	14,609	30,593	21,085
Free cash flow	$120,288	$161,130	$94,715	$215,003	$233,128

Conference Call to be Broadcast over the Internet
IDEX will broadcast its second quarter earnings conference call over the Internet on Wednesday, July 28, 2021 at 9:30 a.m. CT. Chief Executive Officer and President Eric Ashleman and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13712090.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s expected organic sales growth and the anticipated benefits of the Company’s acquisitions of both ABEL Pumps and Airtech, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: the duration of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic (including the emergence of variant strains) on our ability to operate our business and facilities, on our customers, on supply chains and on the U.S. and global economy generally; economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company's results, particularly in light of the low levels of order backlogs it typically maintains; the Company's ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company's subsequent quarterly reports filed with the SEC as well as the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) is a company that has undoubtedly touched your life in some way. In fact, IDEX businesses make thousands of products that are mission-critical components in everyday activities. Chances are the car you’re driving has a BAND-IT® clamp holding your side airbag safely in place. If you were ever in a car accident, a Hurst Jaws of Life® rescue tool may have saved your life. If you or a family member is battling cancer, your doctor may have tested your DNA in a quest to find the best targeted medicine for you. It’s likely your DNA test was run on equipment that contains components made by our growing IDEX Health & Science team. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call over 40 diverse businesses around the world part of the IDEX family. With more than 7,000 employees and manufacturing operations in more than 20 countries,

IDEX is a high-performing, global nearly $2.5 billion company committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$685,947	$561,249	$1,337,983	$1,155,711
Cost of sales	379,875	326,449	739,288	648,955
Gross profit	306,072	234,800	598,695	506,756
Selling, general and administrative expenses	144,680	120,365	279,528	252,380
Restructuring expenses and asset impairments	3,136	3,841	5,364	3,841
Operating income	158,256	110,594	313,803	250,535
Other (income) expense - net	17,175	6,460	16,327	8,025
Interest expense	11,205	12,439	21,981	23,316
Income before income taxes	129,876	91,695	275,495	219,194
Provision for income taxes	27,697	20,831	60,644	46,332
Net income	$102,179	$70,864	$214,851	$172,862
Net (income) loss attributable to noncontrolling interest	16	—	52	—
Net income attributable to IDEX	$102,195	$70,864	$214,903	$172,862

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$1.34	$0.94	$2.83	$2.29
Diluted earnings per common share attributable to IDEX	$1.34	$0.93	$2.81	$2.27

Share Data:
Basic weighted average common shares outstanding	75,968	75,171	75,930	75,459
Diluted weighted average common shares outstanding	76,429	75,937	76,385	76,198

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$714,380	$1,025,851
Receivables - net	356,469	293,146
Inventories	360,079	289,910
Other current assets	62,761	48,324
Total current assets	1,493,689	1,657,231
Property, plant and equipment - net	313,353	298,273
Goodwill and intangible assets	2,837,156	2,311,137
Other noncurrent assets	138,799	147,757
Total assets	$4,782,997	$4,414,398

Liabilities and equity
Current liabilities
Trade accounts payable	$178,796	$151,993
Accrued expenses	230,426	208,828
Short-term borrowings	41	88
Dividends payable	41,096	38,149
Total current liabilities	450,359	399,058
Long-term borrowings	1,189,828	1,044,354
Other noncurrent liabilities	469,946	430,660
Total liabilities	2,110,133	1,874,072
Shareholders' equity	2,672,796	2,540,203
Noncontrolling interest	68	123
Total equity	2,672,864	2,540,326
Total liabilities and equity	$4,782,997	$4,414,398

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net income	$214,851	$172,862
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	226	—
Depreciation and amortization	21,480	20,591
Amortization of intangible assets	24,513	20,032
Amortization of debt issuance expenses	961	976
Share-based compensation expense	13,245	13,665
Deferred income taxes	(13,982)	2,421
Non-cash interest expense associated with forward starting swaps	3,275	4,284
Termination of the U.S. pension plan	9,688	—
Changes in (net of the effect from acquisitions):
Receivables	(46,257)	34,253
Inventories	(20,936)	(9,529)
Other current assets	125	(18,421)
Trade accounts payable	22,569	(6,842)
Deferred revenue	15,502	20,346
Accrued expenses	1,217	(3,084)
Other - net	(881)	2,659
Net cash flows provided by operating activities	245,596	254,213
Cash flows from investing activities
Purchases of property, plant and equipment	(30,593)	(21,085)
Acquisition of businesses, net of cash acquired	(575,606)	(120,839)
Note receivable from collaborative partner	(4,200)	—
Proceeds from disposal of fixed assets	242	2,114
Other - net	905	(636)
Net cash flows used in investing activities	(609,252)	(140,446)
Cash flows from financing activities
Borrowings under revolving credit facilities	—	150,000
Proceeds from issuance of 3.0% Senior Notes	—	499,100
Proceeds from issuance of 2.625% Senior Notes	499,380	—
Payment of 4.5% Senior Notes	—	(300,000)
Payment of 4.2% Senior Notes	(350,000)	—
Payments under revolving credit facilities	—	(150,000)
Payment of make-whole redemption premium	(6,659)	(6,756)
Debt issuance costs	(4,611)	(4,166)
Dividends paid	(79,242)	(76,498)
Proceeds from stock option exercises	10,687	13,111
Repurchases of common stock	—	(110,342)
Shares surrendered for tax withholding	(5,534)	(12,148)
Other - net	(60)	(251)
Net cash flows provided by financing activities	63,961	2,050
Effect of exchange rate changes on cash and cash equivalents	(11,776)	(2,050)
Net (decrease) increase in cash	(311,471)	113,767
Cash and cash equivalents at beginning of year	1,025,851	632,581
Cash and cash equivalents at end of period	$714,380	$746,348

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Three Months Ended June 30, (a)		Six Months Ended June 30, (a)
	2021	2020	2021	2020
Fluid & Metering Technologies
Net sales	$251,277	$219,112	$494,642	$445,973
Operating income (b)	63,467	50,938	126,364	117,709
Operating margin	25.3%	23.2%	25.5%	26.4%
EBITDA(c)	$65,845	$57,829	$135,786	$129,232
EBITDA margin(c)	26.2%	26.4%	27.5%	29.0%
Depreciation and amortization	$7,953	$6,809	$15,006	$12,207
Capital expenditures	5,004	1,794	8,284	6,322

Health & Science Technologies
Net sales	$275,012	$215,668	$525,381	$439,727
Operating income (b)	75,963	48,007	142,613	100,650
Operating margin	27.6%	22.3%	27.1%	22.9%
EBITDA(c)	$88,206	$57,452	$165,714	$121,285
EBITDA margin(c)	32.1%	26.6%	31.5%	27.6%
Depreciation and amortization	$12,534	$9,917	$23,047	$20,576
Capital expenditures	9,565	4,955	18,694	10,284

Fire & Safety/Diversified Products
Net sales	$160,812	$127,076	$320,296	$271,400
Operating income (b)	42,797	28,837	87,357	66,874
Operating margin	26.6%	22.7%	27.3%	24.6%
EBITDA(c)	$44,594	$32,510	$93,297	$74,621
EBITDA margin(c)	27.7%	25.6%	29.1%	27.5%
Depreciation and amortization	$3,851	$3,796	$7,723	$7,555
Capital expenditures	1,390	1,310	3,159	4,194

Corporate Office and Eliminations
Intersegment sales eliminations	$(1,154)	$(607)	$(2,336)	$(1,389)
Operating income (b)	(23,971)	(17,188)	(42,531)	(34,698)
EBITDA(c)	(33,115)	(23,031)	(51,328)	(42,005)
Depreciation and amortization (d)	111	104	217	285
Capital expenditures	25	264	456	285

Company
Net sales	$685,947	$561,249	$1,337,983	$1,155,711
Operating income	158,256	110,594	313,803	250,535
Operating margin	23.1%	19.7%	23.5%	21.7%
EBITDA(c)	$165,530	$124,760	$343,469	$283,133
EBITDA margin(c)	24.1%	22.2%	25.7%	24.5%
Depreciation and amortization (d)	$24,449	$20,626	$45,993	$40,623
Capital expenditures	15,984	8,323	30,593	21,085

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in thousands)
(unaudited)

		Three Months Ended June 30, (a)		Six Months Ended June 30, (a)
		2021	2020	2021	2020
	Fluid & Metering Technologies
	Net sales	$251,277	$219,112	$494,642	$445,973
	Adjusted operating income (b)(c)	67,199	56,893	131,703	123,664
	Adjusted operating margin(c)	26.7%	26.0%	26.6%	27.7%
	Adjusted EBITDA(c)	$75,870	$63,784	$147,418	$135,187
	Adjusted EBITDA margin(c)	30.2%	29.1%	29.8%	30.3%
	Depreciation and amortization	$7,953	$6,809	$15,006	$12,207
	Capital expenditures	5,004	1,794	8,284	6,322

	Health & Science Technologies
	Net sales	$275,012	$215,668	$525,381	$439,727
	Adjusted operating income (b)(c)	76,405	49,191	143,680	101,834
	Adjusted operating margin(c)	27.8%	22.8%	27.3%	23.2%
	Adjusted EBITDA(c)	$88,648	$58,636	$166,781	$122,469
	Adjusted EBITDA margin(c)	32.2%	27.2%	31.7%	27.9%
	Depreciation and amortization	$12,534	$9,917	$23,047	$20,576
	Capital expenditures	9,565	4,955	18,694	10,284

	Fire & Safety/Diversified Products
	Net sales	$160,812	$127,076	$320,296	$271,400
	Adjusted operating income (b)(c)	42,916	29,478	87,573	67,515
	Adjusted operating margin(c)	26.7%	23.2%	27.3%	24.9%
	Adjusted EBITDA(c)	$46,495	$33,151	$95,295	$75,262
	Adjusted EBITDA margin(c)	28.9%	26.1%	29.8%	27.7%
	Depreciation and amortization	$3,851	$3,796	$7,723	$7,555
	Capital expenditures	1,390	1,310	3,159	4,194

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(1,154)	$(607)	$(2,336)	$(1,389)
	Adjusted operating income (b)(c)	(19,406)	(17,020)	(37,403)	(34,530)
	Adjusted EBITDA(c)	(18,376)	(14,442)	(36,026)	(33,416)
	Depreciation and amortization(d)	111	104	217	285
	Capital expenditures	25	264	456	285

	Company
	Net sales	$685,947	$561,249	$1,337,983	$1,155,711
	Adjusted operating income(c)	167,114	118,542	325,553	258,483
	Adjusted operating margin(c)	24.4%	21.1%	24.3%	22.4%
	Adjusted EBITDA(c)	$192,637	$141,129	$373,468	$299,502
	Adjusted EBITDA margin(c)	28.1%	25.1%	27.9%	25.9%
	Depreciation and amortization (d)	$24,449	$20,626	$45,993	$40,623
	Capital expenditures	15,984	8,323	30,593	21,085

(a)
Three and six month data includes the results of both the ABEL Pumps acquisition (March 2021) and the Flow MD acquisition (February 2020) in the Fluid & Metering Technologies segment from the date of acquisition. Three and six month data also includes the results of CiDRA Precision Services (March 2021) in the Health & Science Technologies segment through the date of disposition.

(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the reconciliation tables above.

(d)	Depreciation and amortization excludes amortization of debt issuance costs.